Exhibit 99.1

Accelr8 Technology Corporation Receives Notice from NYSE Amex

Accelr8 Technology Corporation (the “Company”) today announced that on July 7, 2010, the Company received notification from the Corporate Compliance Staff of the NYSE Amex LLC (the "Exchange") that the Exchange Staff has concluded that the Company has not regained compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Exchange's Company Guide due to the fact that the Company’s stockholders' equity is less than the $4,000,000 and $6,000,000 thresholds set forth in the applicable rules.  Given that this finding could result in the delisting of the Company’s securities, the Company intends to timely request a hearing before a Listing Qualifications Panel (the "Panel") to appeal the Exchange Staff's determination. The hearing request will automatically stay the delisting of the Company's common stock until the Panel issues its decision following the hearing. At the hearing, the Company will present its plan to regain compliance with the Exchange’s listing requirements and will request the continued listing of its securities on the Exchange. However, there can be no assurance that the Panel will grant the Company's request.